NEOPATH, INC.

                            Computation of Net Loss Per Share



                                                      Three months ended           Nine months ended
                                                         September 30,               September 30,
                                                      1996          1995          1996           1995
                                                   -----------   -----------   ----------    ------------
Net loss                                            $4,623,483    $3,602,177   $12,773,106    $10,019,369
                                                    ==========    ==========   ===========    ===========
Historical:

   Shares used in calculating net loss per share -
     Weighted average common shares outstanding     13,284,449     9,684,305    12,823,190      8,732,957
                                                    ==========    ==========    ==========      =========
   Net loss per share                                    $0.35         $0.37         $1.00         $1.15
                                                         =====         =====         =====         =====

Pro forma:

   Shares used in calculating pro forma net
     net loss per share- Weighted average
     common shares outstanding                      13,284,449     9,684,305    12,823,190      8,732,957

   Weighted average common shares giving effect to
     conversion of convertible preferred stock for
      all periods subsequent to issuance                     -             -             -        539,320
                                                    ----------     ---------    ----------      ---------
                 Total                              13,284,449     9,684,305    12,823,190      9,272,277
                                                    ==========     =========    ==========      =========
   Pro forma net loss per share                          $0.35         $0.37         $1.00         $1.08
                                                         =====         =====         =====         =====